UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2006

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

1110 Spring Street
Silver Spring, MD		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Companywide Milestone Incentive Bonus Program

On December 28, 2006, the Compensation Committee of the Board of Directors of United Therapeutics Corporation (the “Company”) approved a modification to its cash bonus target criteria in the Companywide Milestone Incentive Bonus Program, to provide a measurement for the determination of achieving operating cash flow per share growth in the top quintile performance relative to peers.  The cash bonus target criteria were unchanged in all other material respects.  As so revised, the cash bonus target criteria for bonuses to be paid in March 2007 are as follows:

Milestone	Percentage of target award

Milestone 1 — Operating cash flow (OCF) per share growth in the top quintile of the Company’s peer group, as measured by a 40% growth in OCF/share for the same quarter in sequential years and 10% growth in OCF/share for sequential quarters.

Up to 25%
Milestone 2 — Ethical conduct.	Up to 15%
Milestone 3 — Communication of the Company’s clinical and scientific information and market share.	Up to 20%
Milestone 4 — Product inventory and development.	Up to 20%
Milestone 5 — Clinical trials.	Up to 20%

Partial credit may be earned under each milestone depending on several factors.

Amendment to Employment Agreement

In addition, on December 28, 2006, the Compensation Committee approved an amendment to the employment agreement of the Company’s Chief Financial Officer and Treasurer, John Ferrari, effective December 29, 2006.  The employment agreement was amended to (1) revise the provisions relating to the extensions of the term of the agreement, (2)  revise the provision relating to compensation upon termination without cause to provide for a lump sum payment of two times the sum of Mr. Ferrari’s then-current base salary plus certain bonus amounts, acceleration of unvested options and retention of full exercise periods for outstanding options, and (3) provide for the ability of Mr. Ferrari to take a senior advisor position with the Company upon termination.  The amendment to Mr. Ferrari’s employment agreement is attached as Exhibit 10.1 hereto, and this description of the terms of such amendment is qualified in its entirety to by reference to such exhibit.

Item 9.01.      Exhibits

(d)   Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment, dated December 28, 2006, to Executive Employment Agreement between John Ferrari and United Therapeutics Corporation dated August 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: December 29, 2006	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel